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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
PanEnergy Corp:

     We consent to the use in this registration statement on Form S-8 of our report dated January 23, 1996 on the consolidated financial statements of PanEnergy Corp and subsidiaries and our report dated April 4, 1996 on the financial statements of the Tax Credit Employee Stock Ownership Plan of Panhandle Eastern Corporation and Participating Affiliates, both incorporated by reference herein and to the reference to our firm as experts in Item 3 of this registration statement.



                                              KPMG Peat Marwick LLP


Houston, Texas
April 26, 1996